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                                                                     EXHIBIT 5.1

                       [VINSON & ELKINS L.L.P. LETTERHEAD]

                                December 17, 2001

Ocean Energy, Inc.
1001 Fannin, Suite 1600
Houston, Texas 77002

Ladies and Gentlemen:

     We have acted as counsel for Ocean Energy, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and issuance of plan interests (the "Obligations") of the Company pursuant to the Ocean Energy, Inc. Retirement Savings Plan, Ocean Energy, Inc. Retirement Savings Plus Plan, Ocean Energy, Inc. Supplemental Benefit Plan and Ocean Energy, Inc. Outside Directors Deferred Fee Plan (the "Plans"), which may include the purchase by the Plans of shares of common stock, par value $.10 per share ("Common Stock"), of the Company.

     In connection with the foregoing, we have examined or are familiar with the Certificate of Incorporation of the Company, the Bylaws of the Company, the Plans and the Registration Statement on Form S-8 to be filed in connection with the registration of the Obligations (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement has become effective under the Securities Act, the plans relating thereto, as amended, each substantially in the form filed as an exhibit to the Registration Statement (the ("Plans"), are duly authorized and approved by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Obligations are issued in accordance with the Plans as contemplated by the Registration Statement, the Obligations will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     The foregoing opinion is limited in all respects to the Federal laws of the United States and the Delaware General Corporation Law.



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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                       Very truly yours,

                                       Vinson & Elkins L.L.P.